UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report: July 31, 2012

Date of earliest event reported: July 25, 2012

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Shuman Blvd.

Naperville, Illinois 60563

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Sharon L. McCollam to the Board of Directors

Sharon L. McCollam, age 50, was elected a director of the Company on July 25, 2012. From 2006 until 2012, Ms. McCollam was Executive Vice President, Chief Operating and Chief Financial Officer for Williams-Sonoma, Inc., a multi-channel specialty retailer of high-quality products for the home. Prior to that, Ms. McCollam was Executive Vice President, Chief Financial Officer of Williams-Sonoma, Inc. from 2003-2006; Senior Vice President, Chief Financial Officer from 2000-2003; and Vice President, Finance in 2000. Prior to that, Ms. McCollam was Chief Financial Officer of Dole Fresh Vegetables, Inc., a wholly-owned subsidiary of Dole Food Co. Inc., a producer, marketer and distributor of fresh fruit and vegetables, from 1996 to 2000 and Vice President and Controller from 1993-1996. Ms. McCollam previously served as a director of Williams-Sonoma, Inc. from 2010-2012 and Del Monte Food Company, a producer, distributor and marketer of food products, from 2007-2011. Ms. McCollam has served as a director of Sutter Health, a network of doctors and hospitals in Northern California, since January 2012 and was named a director of privately held Art.com Inc., the world’s largest online specialty retailer of high-quality wall art, in July 2012.

Ms. McCollam was appointed to the executive compensation and audit committees of the board.

Director Restricted Stock Unit Awards

Through the 2003 OfficeMax Incentive and Performance Plan (the “Plan”) each non-employee director annually receives a form of long-term equity compensation with a value of $100,000. On July 25, 2012, the Executive Compensation Committee of the board of directors determined that the 2012 director award would be granted in the form of restricted stock units (“RSUs”). In connection with the grant, each director will enter into a 2012 Director Restricted Stock Unit Award Agreement (an “Agreement”), in the form attached hereto as Exhibit 99.1.

The Agreement states that the award is subject to the terms of the Plan. Each award will vest six months following the grant date if the recipient is still a Company director at that time. An award will vest immediately if a director terminates board service prior to the six month anniversary of the grant date due to such director’s death or total and permanent disability. Unless otherwise approved by the board, if a director terminates board service prior to the six month anniversary of the grant date for a reason other than death or total and permanent disability, such director’s award will be forfeited. Vested RSUs will be payable six months following the date of a director’s termination of board service due to such director’s (i) retirement or resignation from the board, (ii) death or (iii) total and permanent disability. The vesting and payment of the RSUs may accelerate upon a change in control in certain circumstances. The award is not transferable. Holders of RSUs have no voting rights but do receive notional dividends (if any are paid), which are accumulated and paid in cash at the time the award is paid.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the form of Agreement, included as Exhibit 99.1 to this filing. Exhibit 99.1 is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Form of 2012 Director Restricted Stock Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2012

OFFICEMAX INCORPORATED
By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description

Exhibit 99.1	Form of 2012 Director Restricted Stock Unit Award Agreement